Power of Attorney

	Know all by these present, that the undersigned hereby constitutes and appoints each of Andrew J. Gregoire, Alexander E. Gress, Glenn J. Bobeck, and Claire K. White, individually or jointly, with full power of substitution and re substitution, the undersigned's true and lawful attorney in fact to:

	1.	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended or any rule or regulation of the SEC;

	2.	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Life Storage, Inc. (the Company), Forms 3, 4, or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder;

	3.	prepare and sign on behalf of the undersigned any Form
144 Notice under the Securities Act of 1933, as amended, and file the same with the Securities and Exchange Commission; and

	4.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

	5.	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or
Section 5 of the Securities Act of 1933, as amended, or Rule 144 promulgated under such Act.

	This Power of Attorney revokes any previous Power of Attorney filed with the Company for the purposes set forth herein and shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

						__/s/ Mark G. Barberio__
					            Mark G. Barberio

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 26th day of July 2022.

						__/s/ Dana Hamilton_____
					            Dana Hamilton

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 26th day of July 2022.

						__/s/ Susan S. Harnett___
						    Susan S. Harnett

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

				_/s/ Arthur L. Havener, Jr._
				    Arthur L. Havener, Jr.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

				_/s/ Edward J. Pettinella_
			           Edward J. Pettinella

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

				_/s/ David L. Rogers__
				    David L. Rogers

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

				_/s/ Stephen R. Rusmisel_
				    Stephen R. Rusmisel

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 26th day of July 2022.

				_/s/ Joseph V. Saffire__
				     Joseph V. Saffire